UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2010

THE NASDAQ OMX GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York 10006

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On January 12, 2010, The NASDAQ OMX Group, Inc. (“NASDAQ OMX”) issued a press release announcing the pricing of its previously announced underwritten public offering of senior notes. The previously announced $700 million transaction was upsized to $1 billion, including $400 million aggregate principal amount of its 4.00% Senior Notes due 2015 and $600 million aggregate principal amount of its 5.55% Senior Notes due 2020. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

As a result of the increase in size of the senior notes offering, NASDAQ OMX intends to reduce the size of its previously announced new senior unsecured credit facilities from $1,250 million of available borrowings to $950 million of which $700 million will be a funded term loan and $250 million will be an unfunded revolver. NASDAQ OMX expects that borrowings under the senior unsecured credit facilities will bear interest at a rate equal to LIBOR plus 2.00%.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1	Press release date January 12, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2010	THE NASDAQ OMX GROUP, INC.

	By:	/S/ EDWARD S. KNIGHT
	Name:	Edward S. Knight
	Title:	Executive Vice President and General Counsel

3